   As filed with the Securities and Exchange Commission on September 9, 1997

                                                 Registration No. 33-___________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                           CROSS TIMBERS OIL COMPANY
            (Exact name of registrant as specified in its charter)


         Delaware                                           75-2347769
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                           Identification No.)

810 Houston Street, Suite 2000, Fort Worth, Texas              76102
    (Address of Principal Executive Offices)                 (Zip Code)


              CROSS TIMBERS OIL COMPANY 1994 STOCK INCENTIVE PLAN
                           (Full title of the plan)

                              Mr. Bob R. Simpson
                        810 Houston Street, Suite 2000
                           Fort Worth, Texas  76102
                    (Name and address of agent for service)

                                (817) 870-2800
         (Telephone number, including area code, of agent for service)

                                  ----------

                                   Copy to:

                          KELLY, HART & HALLMAN, P.C.
                          201 Main Street, Suite 2500
                           Fort Worth, Texas  76102
                        Attn: F. Richard Bernasek, Esq.

                        Calculation of Registration Fee
================================================================================
                                           Proposed    Proposed
                               Amount      maximum     maximum
                                to be      offering   aggregate     Amount of
  Title of securities        registered   price per    offering   registration
   to be registered              (1)      share (2)      price       fee (2)
- ------------------------------------------------------------------------------
Common Stock, $.01 par          300,000    $21.4375   $6,431,250     $1,948.86
 value                          shares


- ---------
(1) Pursuant to Rule 416(a), the number of shares of Common Stock registered hereunder includes such indeterminate number of additional shares of Common Stock as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Computed pursuant to Rules 457 (c) and (h) based on the average of the high and low prices on September 4, 1997.

================================================================================

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


This Registration Statement registers additional securities to be issued under the Cross Timbers Oil Company 1994 Stock Incentive Plan. The contents of the prior Registration Statement on Form S-8, Registration No. 33-81766, are hereby incorporated by reference in this Registration Statement.


Item 8.  Exhibits.

     Exhibit Number                                                      Page
     and Description                                                    Number
     ---------------                                                    ------

     (4) Instruments defining the rights of security holders, including indentures

           4.1 Cross Timbers Oil Company 1994 Stock Incentive Plan, as amended and restated on May 21, 1996

     (5)   Opinion re legality

           5.1   Kelly, Hart & Hallman, P.C.

     (15)  Letter re unaudited interim financial information

           15.1  Awareness letter of Arthur Andersen LLP

     (23)  Consents of experts and counsel

           23.1  Consent of Arthur Andersen LLP
           23.2 Consent of Kelly, Hart & Hallman, P.C. (included in its opinion filed as Exhibit 5.1)

     (24)  Power of attorney (included on page 4 of the Registration
            Statement)

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on September 9, 1997.


                                       CROSS TIMBERS OIL COMPANY


                                       By:  BOB R. SIMPSON
                                          ------------------------------
                                            Bob R. Simpson
                                            Chairman and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bob R. Simpson and Steffen E. Palko, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


     Signature                      Title                          Date
     ---------                      -----                          ----

BOB R. SIMPSON               Chairman of the Board;          September 9, 1997
- -----------------------       Executive Officer;
Bob R. Simpson                Director (Principal
                              Executive Officer)


STEFFEN E. PALKO             Vice Chairman; President;       September 9, 1997
- -----------------------       Director
Steffen E. Palko


J. RICHARD SEEDS             Executive Vice President;       September 9, 1997
- -----------------------       Director
J. Richard Seeds


LOUIS G. BALDWIN             Senior Vice President;          September 9, 1997
- -----------------------       Chief Financial Officer;
Louis G. Baldwin              (Principal Financial
                              Officer)


BENNIE G. KNIFFEN            Senior Vice President;          September 9, 1997
- -----------------------       Controller (Principal
Bennie G. Kniffen             Accounting Officer)


J. LUTHER KING, JR.          Director                        September 9, 1997
- -----------------------
J. Luther King, Jr.


JACK P. RANDALL              Director                        September 9, 1997
- -----------------------
Jack P. Randall


SCOTT G. SHERMAN             Director                        September 9, 1997
- -----------------------
Scott G. Sherman